Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
OneWater Marine Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (1)(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock par value $0.01 per share	Rule 457(c)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common stock par value $0.01 per share	Rule 415(a)(6)			$250,000,000	0.0001091		S-3	333-259345	9/14/2021	$27,275.00(4)
	Total Offering Amounts					$250,000,000		$27,275.00
	Total Fees Previously Paid							$27,275.00
	Total Fee Offsets							—
	Net Fee Due							$0
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(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares of Class A common stock, par value $0.01 per share (“Class A common stock”) is being registered as may from time to time be offered hereunder, on a primary basis, at indeterminate prices with an aggregate offering price not to exceed $250,000,000.
(2)Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.
(3)The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and reflects the maximum aggregate offering price of securities that may be issued.
(4)The Registrant previously registered $250,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-259345) filed with the Securities and Exchange Commission on September 7, 2021 and declared effective on September 14, 2021 (the “2021 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $250,000,000 in aggregate offering price of securities that were initially registered under the 2021 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $27,275.00 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement), and no additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2021 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2021 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.